UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2016
UNIVERSAL TECHNICAL INSTITUTE, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
The information included in Item 3.03 of this Current Report on Form 8‑K is incorporated by reference into this Item 1.01.
Item 3.03    Material Modification to Rights of Security Holders.
On June 29, 2016, the Board of Directors (the “Board”) of Universal Technical Institute, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock of $0.0001 par value per share of the Company (the “Common Stock”). The dividend is payable to holders of record as of the close of business on July 11, 2016. The specific terms of the Rights are contained in the Rights Agreement, dated as of June 29, 2016 (the “Rights Agreement”), by and between the Company and Computershare Inc., as Rights Agent.
The Board authorized the adoption of the Rights Agreement, which expires on June 28, 2017, to protect against any potential future use of coercive or abusive takeover techniques and to help ensure that the Company’s stockholders are not deprived of the opportunity to realize the full and fair value of their investment.  In general terms, and subject to certain exceptions, the Rights Agreement restricts any person or group from acquiring beneficial ownership of 15% or more of the outstanding Common Stock, or, in the case of any person or group that owns 15% or more of the outstanding Common Stock on the date of announcement of the Company’s entry into the Rights Agreement, an additional 0.25% of the shares of Common Stock.
Following is a summary of the terms of the Rights Agreement. The following summary does not purport to be complete and is qualified in its entirety by the full text of the Rights Agreement, which is attached as Exhibit 4.1 hereto.
Rights Certificates and Distribution Date.  Initially, the Rights will be evidenced by, and trade with, the Common Stock and will not be exercisable or transferable apart from, the Common Stock. Rights will accompany any new shares of Common Stock the Company issues after the Record Date until the Distribution Date described below. Subject to certain exceptions, Rights would separate from the Common Stock and become exercisable apart from the Common Stock only following the earlier of (i) the close of business on the tenth (10th) business day after public announcement that a person has become an “Acquiring Person” or (ii) the close of business on the tenth (10th) business day (or such later date as the Board shall determine) after a third party makes a tender offer which, if consummated, would result in such third party becoming an Acquiring Person (a “Distribution Date”). After a Distribution Date, the Rights Agent would send certificates representing Rights to stockholders and the Rights would trade independent of the Common Stock. Except as otherwise determined by the Board and in connection with certain employee benefit plan issuances, only shares of Common Stock issued prior to a Distribution Date will be issued with Rights.
Exercise of Rights.  On or after the Distribution Date, each Right would initially entitle the holder to purchase one one-thousandth of a share of a newly authorized series of participating preferred stock of the Company designated as Series E Junior Participating Preferred Stock, of $0.0001 par value per share (the “Preferred Stock”), for a purchase price of $9.00 (subject to adjustment) (the “Exercise Price”).  Under certain circumstances set forth in the Rights Agreement, the Company may suspend the exercisability of the Rights.
Definition of Acquiring Person.  An “Acquiring Person” is a person or group that, together with affiliates and associates of such person or group or persons acting in concert with such person or group, acquires beneficial ownership of fifteen percent (15%) or more of the Common Stock, other than:  (i) the Company, its subsidiaries and their respective employee benefit plans; (ii) any stockholder who, as of the time of the first public announcement of adoption of the Rights Agreement, beneficially owns fifteen percent (15%) or more of the Common Stock (unless and until such person thereafter acquires an additional 0.25% or more of the outstanding shares of Common Stock or such person reduces its ownership below and then later exceeds the fifteen percent (15%) threshold); (iii) a person who becomes an Acquiring Person solely as a result of the Company repurchasing shares of Common Stock (unless and until such person acquires additional shares representing 0.25% or more of the then outstanding shares of Common Stock); and (iv) certain stockholders that inadvertently buy shares in excess of fifteen percent (15%) of the Common Stock and who promptly reduce the percentage of shares owned below fifteen percent (15%).
Definition of Beneficial Ownership.  For purposes of the Rights Agreement, beneficial ownership is defined to include (among other things) beneficial ownership as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as well as ownership of options, warrants, convertible securities, stock appreciation rights, swap agreements or other securities, contract rights or derivative positions, whether or not presently exercisable. A person's beneficially owned shares include shares beneficially owned by the person's affiliates and associates and persons with whom the person is acting in concert. For purposes of calculating the beneficial ownership of any person under the Rights Agreement, neither the numerator or denominator of such calculation shall include any shares of Series A Convertible Preferred Stock, $0.0001 par value per share of the Company (the “Series A Preferred Stock”) or the Common Stock issuable upon conversion of any Series A Preferred Stock that is then subject to the Investor Voting Cap (as such term is defined in the Certificate of Designations for the Company’s Series A Preferred Stock dated June 24, 2016, as such may be amended from time to time (“Series A Certificate of Designations’). For purposes of determining whether any person is exempt from the definition of Acquiring Person, a beneficial owner of Series A Preferred Stock at the time of determination shall be deemed to own all shares of Common Stock into which such person’s Series A Preferred Stock may be converted (notwithstanding the Investor Voting Cap or the Conversion Cap, as defined in the Series A Certificate of Designations) and such person shall not become an Acquiring Person by virtue of either (i) the removal of Investor Voting Cap or the Conversion Cap in accordance with the provisions of the Series A Certificate of Designations; or (ii) conversion of shares of the Series A Preferred Stock following removal of the Conversion Cap in accordance with the Series A Certificate of Designations.
“Flip-in” Feature.  If any person or group of affiliated or associated persons or group of persons acting in concert with each other becomes an Acquiring Person, then each Right (other than Rights owned by an Acquiring Person, its affiliates and associates, persons with whom it is acting in concert or certain transferees, which will become void) will entitle the holder to purchase, at the then current exercise price, Common Stock (or, in certain circumstances, a combination of Common Stock, other securities, cash or other property) having a value of twice the exercise price of the Right, in effect enabling a purchase at half-price. However, Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company as described below.
“Flip-over” Feature. If, at any time after a person or group of affiliated or associated persons or group of persons acting in concert with each other becomes an Acquiring Person, the Company engages in a merger or other business combination transaction or series of related transactions in which the Common Stock is changed or exchanged or fifty percent (50%) or more of its assets, cash flow or earning power is sold or transferred, then each Right (not previously voided by the occurrence of a Flip-in Event) will entitle the holder to purchase, at the Right’s then current exercise price, common stock of such Acquiring Person having a value of twice the Right’s then current exercise price, in effect enabling a purchase at half-price.
Exchange Option. At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the then outstanding Common Stock, the Board may, in lieu of allowing Rights to be exercised, exchange the Rights (other than Rights owned by an Acquiring Person, its affiliates, associates, persons with whom it is acting in concert or certain transferees, which will become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right, in each case as adjusted to reflect stock splits or similar transactions.
Redemption.  The Board may redeem the Rights in whole, but not in part, at a price (subject to adjustment) of $0.001 per Right at any time prior to the earlier of (i) the tenth (10th) business day following a public announcement that a person or group of affiliated or associated persons or persons acting in concert has become an Acquiring Person or (ii) the final expiration of the Rights.
Power to Amend.  Prior to a Distribution Date, the Company may amend or supplement the Rights Agreement in any respect without the approval of any of its stockholders.  From and after a Distribution Date, the Board may amend or supplement the Rights Agreement, without the approval of any Rights holders, in order to (i) cure any ambiguity, (ii) correct or supplement any provision which may be defective or inconsistent with any other provisions, (iii) shorten or lengthen any time period (e.g., the redemption period prior to the Rights becoming non-redeemable) or (iv) change or supplement the provisions in any manner which the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of certificates representing valid Rights.  The Rights Agreement, however, may not be amended at such time as the Rights are not redeemable (other than certain limited technical amendments).
Expiration. The Rights will expire at 5:00 P.M., New York, New York time, on June 28, 2017, unless redeemed or exchanged earlier or unless the Board extends the expiration date.
Equitable Adjustments. The Exercise Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend on the Preferred Stock payable in shares of Preferred Stock, a subdivision or split of outstanding shares of Preferred Stock, a combination or consolidation of Preferred Stock into a smaller number of shares through a reverse stock split or otherwise, or reclassification of the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of cash (excluding regular quarterly cash dividends), assets, evidences of indebtedness or of subscription rights or warrants (other than those referred to above).

Anti-Takeover Effects. The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage a merger, tender offer or other business combination involving the Company that is not supported by the Board.
No Rights as a Stockholder; Other Matters. Until a Right is exercised, the holder of Rights, as such, is not entitled to any separate rights as a stockholder of the Company (such as voting or dividend rights).  Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of an acquiring company or in the event of the redemption of the Rights as set forth above.
A copy of the press release regarding the Rights Agreement is attached hereto as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 29, 2016, the Board of Directors of the Company, upon the designation by the holders of Series A Preferred Stock pursuant to section 5(c) of the Series A Certificate of Designations, and upon deeming such appointment to be in the best interests of the Company, elected Mr. Christopher S. Shackelton, a Managing Partner at Coliseum Capital Management, LLC ("Coliseum"), to the Board effective immediately. The Board also amended its Bylaws to increase the number of directors on the Board from ten (10) to eleven (11) in connection with Mr. Shackelton’s election. The Series A Certificate of Designations and accompanying Securities Purchase Agreement for the Series A Convertible Preferred Stock were included as exhibits to the current report on Form 8-K filed with the SEC on June 24, 2016.
Mr. Shackelton is a Managing Partner at Coliseum, an investment firm that he co-founded in January 2006. In addition, he has served as a director of Providence Service Corp. since July 2012 and was appointed Chairman of the Board in November 2012. He also has been an Independent Director of LHC Group, Inc., since November 2012 as well as BioScrip, Inc., since March 2015. Previously, Mr. Shackelton was Chairman of Rural/Metro Corp, from December 2010 to June 2011 and served on the board Advanced Emissions Solutions, Inc. from July 2014 to June 2016 and of Interstate Hotels & Resorts, Inc, from February 2009 through March 2010. Prior to these positions, Mr. Shackelton worked at Watershed Asset Management and Morgan Stanley & Co. He received a bachelor's degree in economics from Yale University.
As of the date of this current report on Form 8-K, Mr. Shackelton has not been appointed to serve on any of the committees of the Board.
As Managing Partner and a co-founder of Coliseum, Mr. Shackelton has an indirect interest in the transaction whereby an affiliate of Coliseum purchased 700,000 shares of Series A Preferred Stock of the Company on June 24, 2016 for a total purchase price of $70,000,000, which transaction was initially disclosed in the Current Report on Form 8-K filed with the SEC on June 24, 2016.
Mr. Shackelton will be entitled to receive compensation for his service on the Board in accordance with the Company’s standard compensatory, indemnification and other arrangements consistent with other non-employee directors. Those arrangements are described in detail in the Company’s definitive proxy statement dated January 15, 2016 under the heading “Compensation of Non-Management Directors”.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the adoption of the Rights Agreement, on June 29, 2016, the Board approved a Certificate of Designation, Preferences and Rights of Series E Junior Participating Preferred Stock of the Company (the “Series E Certificate of Designation”) setting forth the rights, powers and preferences of the Preferred Stock. The Company filed the Series E Certificate of Designation with the Secretary of State of the State of Delaware on June 30, 2016. A copy of the Series E Certificate of Designation is attached as Exhibit 3.1 hereto and is incorporated by reference herein, and the information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.
On June 29, 2016, the Board approved an amendment to Section 2.1 of the Company’s Amended and Restated Bylaws (the “Bylaws”) which was effective immediately upon approval. The amendment increased the authorized number of directors of the Company under the Bylaws from ten (10) to eleven (11) directors.

The preceding is qualified in its entirety by reference to the Company’s Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by this reference.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibit 3.1	Certificate of Designation, Preferences and Rights of Series E Junior Participating Preferred Stock
	Exhibit 3.2	Amended and Restated Bylaws of Universal Technical Institute, Inc. dated June 29, 2016
	Exhibit 3.3	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of Form 8-K filed on June 24, 2016)
	Exhibit 4.1	Rights Agreement, dated as of June 29, 2016, by and between Universal Technical Institute, Inc. and Computershare Inc., as Rights Agent
	Exhibit 99.1	Press Release of Universal Technical Institute, Inc. dated June 30, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

June 30, 2016	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Executive Vice President of Business Development

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation, Preferences and Rights of Series E Junior Participating Preferred Stock
3.2	Amended and Restated Bylaws of Universal Technical Institute, Inc. dated June 29, 2016
3.3	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of Form 8-K filed on June 24, 2016)
4.1	Rights Agreement, dated as of June 29, 2016 by and between Universal Technical Institute, Inc. and Computershare Inc., as Rights Agent
99.1	Press Release of Universal Technical Institute, Inc., dated June 30, 2016